EXHIBIT 10.7

                        AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of this 7 day of December, 2005, by and between Oriens Life Sciences (Israel) Ltd., a private company duly registered in Israel (the "Company"), and Dr. Shay Goldstein (the "Executive").

WHEREAS the Executive currently serves in the role of Chief Executive Officer of the Company, pursuant to an Employment Agreement dated May 31, 2005 (the "Agreement"; all capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement); and

WHEREAS the Company and the Executive both wish to continue the Executive's employment with the Company, in the position of Chief Medical Officer ("CMO") of the Company, under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

      1. From and after December 1, 2005 (the "Effective Date"), the Executive shall serve as the CMO of the Company and of the Parent Company, and perform all duties of a CMO for the Company and the Parent Company.

      2. The Executive's gross monthly Salary for performing the duties of CMO for the Company and the Parent Company shall be US$ 8,000. To prevent any doubt, the Executive shall not be entitled to any additional compensation for duties performed on behalf of the Parent Company.

      3. Any provision of the Agreement not specifically amended herein shall remain unaffected in effect and in force, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have executed this Amendment, effective as of the date first written above.

ORIENS LIFE SCIENCES (ISRAEL) LTD.              EXECUTIVE


Per: /s/ Amnon Presler                          /s/ Shay Goldstein
     -----------------------                    ------------------
Name: Amnon Presler                             Shay Goldstein
Title: Chief Executive Officer


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